Exhibit 99.2

STANLEY BLACK & DECKER, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, Millions of Dollars Except Per Share Amounts)

	First Quarter
	2015	2014
NET SALES	$2,630.0	$2,617.1
COSTS AND EXPENSES
Cost of sales	1,656.4	1,660.7
Gross margin	973.6	956.4
% of Net Sales	37.0%	36.5%
Selling, general and administrative	623.0	640.6
% of Net Sales	23.7%	24.5%
Operating margin	350.6	315.8
% of Net sales	13.3%	12.1%
Other - net	63.7	60.9
Restructuring charges (credits)	24.9	(3.7)
Income from operations	262.0	258.6
Interest - net	40.7	40.7
EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	221.3	217.9
Income tax expense on continuing operations	55.3	48.0
NET EARNINGS FROM CONTINUING OPERATIONS	166.0	169.9
Less: net (loss) earnings attributable to non-controlling interests	(0.8)	0.2
NET EARNINGS FROM CONTINUING OPERATIONS ATTRIBUTABLE TO COMMON SHAREOWNERS	166.8	169.7
NET LOSS FROM DISCONTINUED OPERATIONS	(4.5)	(7.8)
NET EARNINGS ATTRIBUTABLE TO COMMON SHAREOWNERS	$162.3	$161.9

BASIC EARNINGS (LOSS) PER SHARE OF COMMON STOCK
Continuing operations	$1.10	$1.09
Discontinued operations	(0.03)	(0.05)
Total basic earnings per share of common stock	$1.07	$1.04
DILUTED EARNINGS (LOSS) PER SHARE OF COMMON STOCK
Continuing operations	$1.07	$1.07
Discontinued operations	(0.03)	(0.05)
Total diluted earnings per share of common stock	$1.04	$1.02
DIVIDENDS PER SHARE	$0.52	$0.50
AVERAGE SHARES OUTSTANDING (in thousands)
Basic	152,172	155,905
Diluted	156,537	158,951

Exhibit 99.2

STANLEY BLACK & DECKER, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, Millions of Dollars)

	April 4, 2015	January 3, 2015
ASSETS
Cash and cash equivalents	$435.5	$496.6
Accounts and notes receivable, net	1,612.8	1,396.7
Inventories, net	1,742.2	1,562.7
Assets held for sale	24.9	29.5
Other current assets	509.3	463.3
Total current assets	4,324.7	3,948.8
Property, plant and equipment, net	1,411.5	1,454.1
Goodwill and other intangibles, net	9,788.6	10,027.2
Other assets	418.9	419.0
Total assets	$15,943.7	$15,849.1
LIABILITIES AND SHAREOWNERS’ EQUITY
Short-term borrowings	$606.2	$7.5
Accounts payable	1,674.8	1,579.2
Accrued expenses	1,144.2	1,221.9
Liabilities held for sale	21.6	23.4
Total current liabilities	3,446.8	2,832.0
Long-term debt	3,855.7	3,839.8
Other long-term liabilities	2,944.0	2,665.4
Stanley Black & Decker, Inc. shareowners’ equity	5,615.2	6,429.1
Non-controlling interests’ equity	82.0	82.8
Total liabilities and equity	$15,943.7	$15,849.1

Exhibit 99.2

STANLEY BLACK & DECKER, INC. AND SUBSIDIARIES
SUMMARY OF CASH FLOW ACTIVITY
(Unaudited, Millions of Dollars)

		First Quarter
		2015	2014
	OPERATING ACTIVITIES
	Net earnings from continuing operations	$166.0	$169.9
	Net loss from discontinued operations	(4.5)	(7.8)
	Depreciation and amortization	102.5	110.4
	Changes in working capital[1]	(377.9)	(330.3)
	Other	(83.6)	(94.2)
	Net cash used in operating activities	(197.5)	(152.0)
	INVESTING AND FINANCING ACTIVITIES
	Capital and software expenditures	(45.9)	(57.8)
	Proceeds from issuances of common stock	43.0	13.2
	Net short-term borrowings	598.9	282.3
	Net investment hedge settlements	30.4	(6.3)
	Cash dividends on common stock	(82.7)	(80.7)
	Purchases of common stock for treasury	(348.0)	(19.4)
	Effect of exchange rate changes on cash	(45.6)	(7.1)
	Other	(13.7)	(35.8)
	Net cash provided by investing and financing activities	136.4	88.4
	Decrease in Cash and Cash Equivalents	(61.1)	(63.6)
	Cash and Cash Equivalents, Beginning of Period	496.6	496.2
	Cash and Cash Equivalents, End of Period	$435.5	$432.6

	Free Cash Flow Computation[2]
	Operating cash outflow	$(197.5)	$(152.0)
	Less: Capital and software expenditures	(45.9)	(57.8)
	Free cash outflow (before dividends)	$(243.4)	$(209.8)
	Merger & Acquisition-related charges and payments[4]	19.8	51.8
	Free cash outflow, normalized (before dividends)[3]	$(223.6)	$(158.0)

1	The change in working capital is comprised of accounts receivable, inventory, accounts payable and deferred revenue.
2,3
Free cash flow is defined as cash flow from operations less capital and software expenditures. Management considers free cash flow an important measure of its liquidity, as well as its ability to fund future growth and to provide a return to the shareowners. Free cash flow does not include deductions for mandatory debt service, other borrowing activity, discretionary dividends on the Company’s common stock and business acquisitions, among other items. Normalized free cash flow, as reconciled above, is considered a meaningful pro forma metric to aid the understanding of the Company's cash flow performance aside from the material impact of merger and acquisition-related activities.

4
Merger & Acquisition-related charges and payments relate primarily to the Black & Decker merger and Niscayah and Infastech acquisitions, including facility closure-related charges, employee-related charges and integration costs.

Exhibit 99.2

STANLEY BLACK & DECKER, INC. AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION
(Unaudited, Millions of Dollars)

	First Quarter
	2015	2014
NET SALES
Tools & Storage	$1,632.1	$1,574.8
Security	509.6	544.9
Industrial	488.3	497.4
Total	$2,630.0	$2,617.1
SEGMENT PROFIT
Tools & Storage	$256.8	$212.8
Security	54.8	52.8
Industrial	74.7	86.7
Segment Profit	386.3	352.3
Corporate Overhead	(35.7)	(36.5)
Total	$350.6	$315.8
Segment Profit as a Percentage of Net Sales
Tools & Storage	15.7%	13.5%
Security	10.8%	9.7%
Industrial	15.3%	17.4%
Segment Profit	14.7%	13.5%
Corporate Overhead	(1.4)%	(1.4)%
Total	13.3%	12.1%

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